UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2009

EPAZZ, Inc.
(Exact name of Registrant as specified in its charter)

Illinois	333-139117	36-4313571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 N Brockway St. Suite 3-5
Palatine, IL 60067
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 955-8161

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

On May 7, 2009, Epazz, Inc. (the "Company") sold an aggregate of 3,000,000 shares of the Company’s Series A Common Stock shares to Shaun Passley, the Company’s sole Director and Chief Executive Officer, for aggregate consideration of $30,000 or $0.01 per share.  The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.

ITEM 4.01.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective May 11, 2009, the client auditor relationship between the Company and GBH CPAs, PC ("GBH") was terminated as GBH was dismissed by the Company.  Effective May 11, 2009, the Company engaged Lake & Associates CPA’S, LLC ("Lake & Associates") as its principal independent public accountant for the fiscal year ended December 31, 2009. The decision to change accountants was recommended, approved and ratified by the Company's Board of Directors effective May 11, 2009.

GBH was engaged on or around September 10, 2007, after the Company’s Board of Directors terminated the client auditor relationship between the Company and Malone & Bailey, PC ("Malone"), the Company’s former auditor.

GBH's report on the financial statements of the Company for the fiscal years ended December 31, 2008 and 2007, and any later interim period, including the interim period up to and including the date the relationship with GBH ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for concerns about the Company's ability to continue as a going concern.

In connection with the audit of the Company's fiscal years ended December 31, 2008 and December 31, 2007, and any later interim period, including the interim period up to and including the date the relationship with GBH ceased, there were no disagreements between GBH and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of GBH would have caused GBH to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There have been no reportable events as provided in Item 304(a)(1)(iv) of Regulation S-K during the Company's fiscal years ended December 31, 2008 and December 31, 2007, and any later interim period, including the interim period up to and including the date the relationship with GBH ceased.

The Company has authorized GBH to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that GBH review the disclosure and GBH has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter will be filed as an exhibit to an amendment to this Report.

The Company has not previously consulted with Lake & Associates regarding either (i) the application of accounting principles to a specific completed or contemplated transaction; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as provided in Item 304(a)(1)(iv) of Regulation S-K) during the Company's fiscal years ended December 31, 2008 and December 31, 2007, and any later interim period, including the interim period up to and including the date the relationship with GBH ceased. Lake & Associates has reviewed the disclosure required by Item 304(a) before it was filed with the Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 (a).  Lake & Associates did not furnish a letter to the Commission.

In connection with the audit of the Company's fiscal years ended December 31, 2005 and December 31, 2006 (which financial statements were re-audited by GBH), and any later interim period, including the interim period up to and including the date the relationship with Malone ceased, there were no disagreements between Malone and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Malone would have caused Malone to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

There were no reportable events as provided in Item 304(a)(1)(v) of Regulation S-K during the Company's fiscal years ended December 31, 2006 and December 31, 2005, and any later interim period, including the interim period up to and including the date the relationship with Malone ceased.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

16.1(1)	Letter from Malone & Bailey, PC

16.2*	Letter from GBH CPAs, PC

* To be filed with an amended Form 8-K.

(1) Filed as an Exhibit to the Company’s Form SB-2A, filed with the Commission on November 28, 2007, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPAZZ, INC.

Date: May 12, 2009	By: /s/ Shaun Passley
Shaun Passley Chief Executive Officer